TENTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of the 31st day of March 2009, as amended, by and between American Beacon Funds and American Beacon Select Funds, each a Massachusetts business trust that acts as an open-end investment company (each a “Client” and, collectively, the “Clients”) and Foreside Fund, Services, LLC, a Delaware limited liability company (“Foreside”) is entered into as of November 19, 2013 (the “Effective Date”).

WHEREAS, Foreside and the Client(s) desire to amend Schedule 1 of the Agreement to add the American Beacon Global Evolution Frontier Markets Income Fund; and

WHEREAS, the parties may amend Schedule 1 in accordance with Sections 7.5 and 8 of the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.	Schedule 1 to the Agreement is hereby amended and restated as provided on Appendix A attached hereto;

II.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

American Beacon Funds,

American Beacon Select Funds

By: /s/ Gene L. Needles, Jr.

Gene L. Needles, Jr., President

FORESIDE FUND SERVICES, LLC

By: /s/ Mark A. Fairbanks

Mark A. Fairbanks, President

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

DISTRIBUTION AGREEMENT

Appendix A

Funds and Classes of the Clients

As of November 19, 2013

Funds	Classes
American Beacon Funds
Acadian Emerging Markets Managed Volatility Fund	Institutional, Investor, A, C, Y
Balanced Fund	AMR, Institutional, Investor, Advisor, A, C, Y
Bridgeway Large Cap Value Fund	Institutional, Investor, A, C, Y
Earnest Partners Emerging Markets Equity Fund	Institutional, Investor, A, C, Y
Emerging Markets Fund	AMR, Institutional, Investor, A, C, Y
Flexible Bond Fund	Institutional, Investor, A, C, Y
Global Evolution Frontier Markets Income Fund	Institutional, Investor, A, C, Y
High Yield Bond Fund	AMR, Institutional, Investor, A, C, Y
Holland Large Cap Growth Fund	Institutional, Investor, A, C, Y
Intermediate Bond Fund	Institutional, Investor, A, C, Y
International Equity Fund	AMR, Institutional, Investor, Advisor, A, C, Y, Retirement
International Equity Index Fund	Institutional
Large Cap Value Fund	AMR, Institutional, Investor, Advisor, A, C, Y, Retirement
Mid-Cap Value Fund	AMR, Institutional, Investor, Advisor, A, C, Y
Retirement Income and Appreciation Fund	Investor, A, C, Y
SGA Global Growth Fund	Institutional, Investor, A, C, Y
Small Cap Index Fund	Institutional
Small Cap Value Fund	AMR, Institutional, Investor, Advisor, A, C, Y, Retirement
Small Cap Value II Fund	Investor, Y
Short-Term Bond Fund	Institutional, Investor, A, C, Y
SiM High Yield Opportunities Fund	Institutional, Investor, A, C, Y
S&P 500 Index Fund	Institutional, Investor
Stephens Mid-Cap Growth Fund	Institutional, Investor, A, C, Y
Stephens Small Cap Growth Fund	Institutional, Investor, A, C, Y
The London Company Income Equity Fund	Institutional, Investor, A, C, Y
Treasury Inflation Protected Securities Fund	Institutional, Investor, A, C, Y
Zebra Global Equity Fund	Institutional, Investor, A, C, Y
Zebra Small Cap Equity Fund	Institutional, Investor, A, C, Y

American Beacon Select Funds
Money Market Select Fund	Select
U.S. Gov’t. Money Market Select Fund	Select